                                                                      EXHIBIT 99

[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
--------------------------------------------------------------------------------


                                                             NASDAQ/NM -- "TEAM"



FOR IMMEDIATE RELEASE, Friday, November 7, 2003

TECHTEAM GLOBAL REPORTS THIRD QUARTER 2003 LOSS OF $431,000, OR $.04 PER DILUTED SHARE

          o    Loss is significantly less than previously expected and announced
          o Core services revenues grow 14.4% year-over-year and 3.0% sequentially
          o    Cash flow from operations $486,000 for the quarter
          o    Cash balance stands at $45.1 million, or $4.52 per diluted share


SOUTHFIELD, MICHIGAN, November 7, 2003...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today reported a net loss of $431,000, or $.04 per diluted share, for the three months ended September 30, 2003. Earnings for the same period in 2002 were $696,000, or $.06 per diluted share. For the nine months ended September 30, 2003, the Company's net loss is $1.80 million, or $.18 per diluted share.

The Company's earnings performance for the third quarter of 2003 represented a sequential improvement from its earnings for the second quarter of 2003, which were a net loss of $1.42 million, or $.14 per diluted share.

On September 30, 2003 the Company announced that it expected to report a net loss for the quarter ended that day of between $1.3 million and $1.5 million, or $.13 to $.15 per diluted share outstanding. The results announced today represent a significant improvement from these earlier estimates. The better results were due to accelerated improvement in the profitability of the Company's European operations and various unanticipated benefits to income, including reduced tax expenses and interest income from a multi-year U.S. federal income tax refund.

Revenues from corporate help desk services grew 15.1% to $17.2 million for the quarter ended September 30, 2003, an increase from $14.9 million for the same period in 2002 and a sequential increase of 4.6% from the second quarter of 2003. Revenues from all corporate services grew to $21.9 million in the third quarter, an increase of 14.4% from $19.1 million for the third quarter of 2002 and a sequential increase of 3.0% from the second quarter of 2003.

                                    - More -

[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
--------------------------------------------------------------------------------

For the three months ended September 30, 2003, gross profit from corporate services was $4.59 million, or 21.0% of sales, a sequential improvement of 40 basis points from the second quarter's gross margin of 20.6%. Selling, general, and administrative ("SG&A") expense for the third quarter was $4.70 million, or 21.1% of the Company's total revenue of $22.3 million. For the second quarter of 2003, SG&A expense was $4.93 million, or 22.5% of the Company's total revenue for the period.

Commenting on the Company's financial results, William F. Coyro, Jr., TechTeam Global's President and Chief Executive Officer, stated, "While we are certainly not pleased with our third quarter earnings performance, most of our operating loss was attributable to the rapid expansion of our European operations, which we expect to return to profitability in the near future. As we were able to identify and correct our operational execution issues sooner than expected, our reported loss for the quarter was less than what we had projected. We also benefited from several unanticipated gains to income. We believe that the new senior management structure, which we recently announced, will enable the Company to remain focused on profitably delivering our new customer growth."

Coyro added, "Given the current economic environment, we are very pleased with the substantial growth we delivered in our core corporate services business segment during the third quarter. Revenue from help desk services grew at a strong 15.1% year-over-year, while revenues from all corporate services surged 14.4% year-over-year. While we still continue to experience significant downward pricing pressures from some of our largest customers, we are also seeing tremendous top-line growth from our European operations, which we expect to post a 70% increase in revenue this year over last."

Coyro concluded, "TechTeam continues to enjoy an extremely strong balance sheet with $45.1 million in cash reserves and virtually no debt as of September 30, 2003. As of September 30, the Company had $4.52 per share in cash and cash equivalents, and the book value of shareholders' equity was $6.57 per diluted share, an increase of $.26 per share from June 30, 2003. At these levels, we believe the Company's common stock continues to represent a substantial value in the marketplace. TechTeam remains focused on delivering the best overall value proposition in our industry--the best combination of quality, price, focus, and flexibility."

Significant components of TechTeam's third-quarter 2003 performance include:

          o Total revenues were $22.3 million for the three months ended September 30, 2003, an increase of 5.6% over the $21.1 million in revenues reported for the third quarter of 2002. Revenues from leasing operations were $409,000 in the third quarter of 2003, a decrease from $2.00 million reported for the third quarter of 2002.

                                    - More -

[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
--------------------------------------------------------------------------------

          o Revenues from our European operations increased 55.8% to $7.31 million for the three months ended September 30, 2003 from $4.70 million for the comparable period in 2002. These results also represented sequential growth of 13.1% from revenues of $6.47 million reported for the three months ended June 30, 2003.

          o Selling, general, and administrative expense was $4.70 million for the three months ended September 30, 2003, an increase of 11.2% from the $4.23 million of SG&A expense reported for the comparable period in 2002, but a sequential decline of 4.7% from the $4.93 million of SG&A expense reported for the quarter ended June 30, 2003. The SG&A expense reported for the third quarter included expenses totaling $413,000 for costs the Company incurred related to its potential acquisition of a Malaysian call center company, which the Company ultimately decided not to purchase, and for increased bad debt expense.

          o Operating loss was $452,000 for the three months ended September 30, 2003, a decrease from the $1.07 million in operating income reported for the comparable period in 2002. This decline was due to the deterioration in gross margin performance from the Company's corporate services business segment, which declined from 26.0% in the third quarter of 2002 to 21.0% for the period ended September 30, 2003, due primarily to price concessions included in multi-year customer contracts negotiated during 2002 and additional costs from the accelerated launch schedule of the Company's expanded help desk in Belgium, and the aforementioned increase in SG&A expense.

          o Cash provided by operating activities was $486,000 for the three months ended September 30, 2003. Free cash flow (cash flow from operations less capital expenditures) was ($806,000) for the quarter.

          o For the three months ended September 30, 2003, earnings before interest, taxes, depreciation, and amortization expense ("EBITDA") was $1.06 million. Excluding the results of the Company's leasing operations, EBITDA for the third quarter of 2003 was $1.12 million. The investment community considers EBITDA an important "non-GAAP" measure of the Company's financial performance. EBITDA presents information on earnings that may be more comparable to companies with different finance structures, capital investments, or capitalization and depreciation policies. The most closely related GAAP measure is operating income. Some financial analysts also use EBITDA to assist in the determination of a company's possible market valuation.

          o The Company repurchased an aggregate of 73,200 of its common shares for a total cost of $480,837, or an average of $6.57 per share (inclusive of sales commissions paid), during the period August 18, 2003 through September 4, 2003. Year-to-date, the Company has repurchased 1,074,178 of its common shares for a total cost of $6,749,610, or an average of $6.28 per share (inclusive of sales commissions paid).

                                    - More -

[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
--------------------------------------------------------------------------------

          o Total debt continued to decline during the quarter, from $431,000 as of June 30, 2003 to $374,000 at September 30, 2003.

          o Total cash and cash equivalents was $45.1 million as of September 30, 2003. This represented $4.52 in cash and cash equivalents per diluted share as of the end of the third quarter.

          o Total shareholders' equity decreased to $65.5 million as of September 30, 2003 from $66.8 million at June 30, 2003, principally as a result of an increase in the Company's accumulated deficit and the Company's repurchase of its own common shares. The Company's net book value increased from $6.31 per diluted share at June 30, 2003 to $6.57 per share at September 30, 2003.

          o For the three months ended September 30, 2003, the basic weighted number of common shares and common share equivalents outstanding was 9,722,793. For the nine months ended September 30, 2003, the basic weighted number of common shares and common share equivalents was 9,975,202. For purposes of reporting diluted earnings per share and the other per-share metrics reported above for the quarter ended September 30, 2003, the diluted shares outstanding figure used was the same as the basic shares outstanding, as the use of the higher, diluted shares number would have been anti-dilutive.

TECHTEAM GLOBAL, INC. will host an investor teleconference to discuss its third quarter 2003 results at 10:00 a.m. Eastern Daylight Time (EDT), on Friday, November 7, 2003.

To access a simultaneous Webcast of the teleconference, go to the TechTeam Global Web site at www.techteam.com/press and click on the Webcast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A taped replay of the call will be available beginning at approximately noon EDT, Friday, November 7, 2003. This toll-free replay will be available until noon EDT, Friday, November 14, 2003.

To listen to the teleconference replay, call 800-633-8284. (Outside the United States, call 402-977-9140.) When prompted, enter the TechTeam reservation number: 21162028.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

                                    - More -

[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
--------------------------------------------------------------------------------

SAFE HARBOR STATEMENT

The statements contained in this press release that are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the growth of the Company's core business, revenue, and earnings performance going forward, management of overhead expenses, productivity, and operating expenses. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the market's acceptance of and demand for the Company's offerings, competition, unforeseen expenses, the continuing difficult market for information technology outsourcing services, the Company's exit from the leasing business, demands upon and consumption of the Company's cash and cash equivalent resources or changes in the Company's access to working capital, changes in the quantity of the Company's common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company's clients, economic factors specific to the automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company's ability to consummate acquisitions, and the Company's ability to successfully integrate acquisitions on a timely basis. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company's Reports on Forms 8-K, 10-Q and 10-K filed with the United States Securities and Exchange Commission.



                   FINANCIAL TABLES TO FOLLOW ON THE NEXT PAGE

[TECHTEAM LETTERHEAD]
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

                                 FINANCIAL DATA

                              TECHTEAM GLOBAL, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                      (In thousands, except per share data)

                                  THREE MONTHS ENDED SEPTEMBER 30,             NINE MONTHS ENDED SEPTEMBER 30,
                              ----------------------------------------    -----------------------------------------
                                                               %                                            %
                                 2003          2002          CHANGE          2003           2002          CHANGE
                              -----------   -----------    -----------    -----------    -----------    -----------
REVENUES

   Corporate services         $  21,899     $  19,137          14.4%      $  63,886      $  58,296           9.6%
   Leasing operations               409         1,995         -79.5%          2,101          7,685         -72.7%
                              -----------   -----------                   -----------    -----------
TOTAL REVENUES                   22,308        21,132           5.6%         65,987         65,981           0.0%

   Cost of services              18,057        15,613          15.7%         54,018         50,138           7.7%
                              -----------   -----------                   -----------    -----------
GROSS PROFIT                      4,251         5,519         -23.0%         11,969         15,843         -24.5%

   Other expenses                 4,703         4,452           5.6%         14,630         13,226          10.6%
                              -----------   -----------                   -----------    -----------
OPERATING INCOME (LOSS)            (452)        1,067                        (2,661)         2,617
   Net other income                 474           174                         1,324            564
                              -----------   -----------                   -----------    -----------
INCOME (LOSS)
   BEFORE INCOME TAXES               22         1,241                        (1,337)         3,181

INCOME TAX PROVISION                453           545                           459          1,425

CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                 --            --                            --          1,123
                              -----------   -----------                   -----------    -----------
NET INCOME (LOSS)             $    (431)    $     696                     $  (1,796)     $     633
                              ===========   ===========                   ===========    ===========
BASIC AND DILUTED
   EARNINGS (LOSS) PER
   SHARE                      $    (.04)    $     .06                     $    (.18)     $     .06
                              ===========   ===========                   ===========    ===========
Basic weighted average
   common shares
   outstanding                    9,723        10,980         -11.5%          9,975         10,967          -9.0%
Diluted weighted average
   common shares
   outstanding                    9,723        11,210         -13.3%          9,975         11,105         -10.2%

[TECHTEAM LETTERHEAD]
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                 (In thousands)

                                  THREE MONTHS ENDED SEPTEMBER 30,             NINE MONTHS ENDED SEPTEMBER 30,
                              ----------------------------------------    -----------------------------------------
                                                               %                                            %
                                 2003          2002          CHANGE          2003           2002          CHANGE
                              -----------   -----------    -----------    -----------    -----------    -----------
EBITDA(1)                     $   1,060     $   3,457         -69.3%      $   3,414      $  11,770         -71.0%
EBITDA EXCLUDING
   LEASING OPERATIONS(2)      $   1,124     $   1,622         -30.7%      $   2,875      $   4,796         -40.1%

(1)RECONCILIATION OF NET
   INCOME TO EBITDA
   Net income (loss)          $    (431)    $     696                     $  (1,796)     $     633

   Net interest income              388           174         122.7%            875            564          55.3%

   Net income tax
     provision (credit)             453           545         -16.7%            459          1,425         -67.8%
   Depreciation and
     amortization                 1,426         2,390         -40.4%          4,576         10,276         -55.5%
   Increase in leasing
     business
     reserves                        --            --                         1,050             --
                              -----------   -----------                   -----------    -----------
EBITDA                        $   1,060     $   3,457         -69.3%      $   3,414      $  11,770         -71.0%
                              -----------   -----------                   -----------    -----------

(2)RECONCILIATION OF
   EBITDA TO EBITDA
   EXCLUDING LEASING
   OPERATIONS
   EBITDA                     $   1,060     $   3,457         -69.3%      $   3,414      $  11,770         -71.0%

   Operating income
     (loss) of leasing
     business                      (342)          541                        (1,692)         1,019
   Depreciation and
     amortization of
     leasing business               278         1,294         -78.5%          1,181          5,955         -80.2%
   Increase in leasing
     business
     resources                       --            --                         1,050             --
                              -----------   -----------                   -----------    -----------
EBITDA EXCLUDING
   LEASING OPERATIONS         $   1,124     $   1,622         -30.7%      $   2,875      $   4,796         -40.1%

[TECHTEAM LETTERHEAD]
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

                                 (In thousands)

                                                            SEPTEMBER 30,          DECEMBER 31,              %
                                                                2003                  2002                 CHANGE
                                                         -------------------    -------------------     ------------
CURRENT ASSETS
   Cash and cash equivalents                             $     45,118           $     39,435                14.4%
   Securities available for sale                                   --                  6,492              -100.0%
   Accounts receivable, less reserves                          20,927                 17,234                21.4%
   Other current assets                                         4,181                  4,951               -15.6%
                                                         -------------------    -------------------
TOTAL CURRENT ASSETS                                           70,226                 68,112                 3.1%

PROPERTY, EQUIPMENT, AND
   PURCHASED SOFTWARE
   Computer equipment and office furniture                     20,162                 18,169                11.0%
   Purchased software                                          10,613                  9,435                12.5%
   Leasehold improvements                                       4,341                  3,531                22.9%
   Transportation equipment                                       227                    273               -16.8%
                                                         -------------------    -------------------
                                                               35,343                 31,408                12.5%
   Less -- accumulated
     depreciation and amortization                             25,697                 22,768                12.9%
                                                         -------------------    -------------------
                                                                9,646                  8,640                11.6%

OTHER ASSETS
   Assets of leasing operations,
     net of amortization, and less reserves                       766                  3,489               -78.0%
   Intangibles, less accumulated amortization                     837                  1,432               -41.6%
   Other                                                          129                    191               -32.5%
                                                         -------------------    -------------------
                                                                1,732                  5,112               -66.1%
                                                         -------------------    -------------------
TOTAL ASSETS                                             $     81,604           $     81,864                -0.3%
                                                         ===================    ===================
CURRENT LIABILITIES
   Accounts payable                                      $      3,393           $      1,639               107.0%
   Accrued payroll, related taxes,
     and withholdings                                           4,277                  3,187                34.2%
   Current portion of notes payable                               340                    492               -30.9%
   Other current liabilities                                    2,230                  2,114                 5.5%
                                                         -------------------    -------------------
                                                               10,240                  7,432                37.8%
LONG-TERM LIABILITIES                                             869                  1,112               -21.9%
REDEEMABLE PREFERRED STOCK                                      5,000                     --               100.0%
SHAREHOLDERS' EQUITY
   Common stock                                                   171                    169                 1.2%
   Additional paid-in capital                                 109,807                109,482                 0.3%
   Retained earnings (accumulated deficit)                      (681)                  1,114              -161.1%
   Accumulated other comprehensive gain
     -- foreign currency translation adjustment                   491                    156               214.7%
                                                         -------------------    -------------------
                                                              109,788                110,921                -1.0%
   Less -- treasury stock                                      44,293                 37,601                17.8%
                                                         -------------------    -------------------
Total shareholders' equity                                     65,495                 73,320               -10.7%
                                                         -------------------    -------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $     81,604           $     81,864                -0.3%
                                                         ===================    ===================

[TECHTEAM LETTERHEAD]
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (In thousands)

                                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                        -------------------------------------------
                                                                               2003                    2002
                                                                        -------------------     -------------------
OPERATING ACTIVITIES
   Income (loss) before cumulative effect of
     accounting change                                                  $     (1,796)           $      1,756
   Adjustments to reconcile to net cash provided
     by operating activities
   Depreciation and amortization                                               4,576                   9,153
   Increase in leasing business reserves                                       1,050                      --
   Other adjustments                                                          (1,294)                     62
                                                                        -------------------     -------------------
Net cash provided by operating activities                                      2,536                  10,971
                                                                        -------------------     -------------------
INVESTING ACTIVITIES
   Sale (purchase) of marketable securities                                    6,492                  (3,299)
   Purchase of property, equipment, and software, net                         (3,840)                 (3,031)
   Disposal of leased equipment                                                1,587                   4,585
   Other adjustments                                                             368                     269
                                                                        -------------------     -------------------
Net cash provided by investing activities                                      4,607                  (1,476)
                                                                        -------------------     -------------------
FINANCING ACTIVITIES
   Purchase of Company common stock                                           (6,750)                    (57)
   Proceeds from issuance of Preferred Stock, net                              4,817                      --
   Proceeds from issuance of Company stock                                       461                     335
   Payments on notes payable, net                                              (323)                  (4,155)
   Other                                                                         335                     315
                                                                        -------------------     -------------------
Net cash used in financing activities                                         (1,460)                 (3,562)
                                                                        -------------------     -------------------
Increase in cash and cash equivalents                                          5,683                   5,933
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                              39,435                  30,251
                                                                        -------------------     -------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $     45,118            $     36,184


                                       ###

CONTACTS:

TECHTEAM GLOBAL, INC.                           TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                           David W. Morgan
President and Chief Executive Officer           Vice President, Treasurer, and
(248) 357-2866                                  Chief Financial Officer
wcoyro@techteam.com                             (248) 357-2866
                                                dmorgan@techteam.com